Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

United Rentals Provides 2007 Outlook EPS Range of $2.55 - $2.60,
Before $0.50 Net Benefit from Merger Termination Fee

Announces 2008 Anticipated EPS Range of $2.80 - $3.00

GREENWICH, Conn. – January 10, 2008 – United Rentals, Inc. (NYSE: URI) today provided an expected range for its full year 2007 diluted earnings per share of $2.55 to $2.60, an increase of at least 12% over full year 2006 diluted EPS of $2.28. This range is before an estimated benefit of $0.50 per diluted share from the company’s receipt of a $100 million termination fee under its recently ended merger agreement with affiliates of Cerberus Capital Management L.P., net of related third-party costs and expenses. Including this one-time benefit, the company’s expected full year 2007 GAAP EPS range is $3.05 to $3.10.

The company also expects (excluding the merger termination benefit) full year 2007 EBITDA of $1.15billion and free cash flow of $130 million to $150 million, after total capital expenditures of approximately $970 million. EBITDA and free cash flow are non-GAAP measures.

For full year 2007 compared to 2006, the company expects:

•	Rental revenue growth of 3.9% to a record $2.63 billion and total revenues of $3.73 billion.

•	Time utilization, on a larger fleet, of 64.0%, up 2.5 percentage points, more than offsetting a 1.1% decline in rental rates.

•	EBITDA margin improvement of 1.1 percentage points to 30.9% of revenues.

•

SG&A expense ratio improvement of 0.9 percentage points to 15.9% of revenues. Transaction costs and the merger termination fee will be reflected as a component of other income and will not be classified in SG&A.

Following the signing of the Cerberus merger agreement in July 2007, the company ceased providing and updating its 2007 full-year guidance. In light of the agreement’s recent termination, the company, with this release, is reinstituting such guidance. Consistent with its regular schedule, the company expects to report its final audited results for 2007 at the end of February.

2008 Outlook

The company also announced preliminary 2008 guidance for diluted earnings per share of $2.80 to $3.00 based on rental revenue growth of 3.0% to $2.71 billion and total revenues of $3.53 billion. Rental revenue expectations reflect virtually no growth capital and an anticipated improvement in time utilization. The company also expects to generate $1.17 billion to $1.21 billion of EBITDA, representing an EBITDA margin improvement of about 2.8 percentage points to 33.7% of revenues. Additionally, the company expects to realize $325 million to $375 million of free cash flow after total capital expenditures of approximately $715 million.

The company will provide more detailed 2008 guidance when it reports its final 2007 results.

                    Rentals • Sales • Service • Supplies

CEO Comments

Michael Kneeland, chief executive officer of United Rentals, said, “We remained strongly focused on our customers and our strategic objectives in 2007, despite a lengthy merger process. Our expected 2007 increase in EBITDA reflects the value of refocusing on our core business, managing our rental fleet for better returns, and implementing a number of cost-saving measures. Our 2008 outlook anticipates the continued success of this strategy recognizing the limited growth expected in our primary end markets.”

Conference Call Information

The company will hold an investor update conference call with Michael Kneeland and Martin Welch, chief financial officer, on Friday, January 11, 2008, at 8:30 a.m. Eastern Time. The dial-in number is 866-835-8845.

The conference call is also available by audio webcast at unitedrentals.com, where it will be archived until the company’s next call. A replay of this conference call will also be available for two weeks by calling 703-925-2533, passcode: 1186677.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s approximately 10,900 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.2 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about the company is available at www.unitedrentals.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not always have access to capital at desirable rates for our businesses or growth plans, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge and time utilization we can achieve may be less than anticipated,(6) costs we incur may be more than anticipated, including by having expected savings not be realized in the amounts or time frames we have planned, (7) competition in our industry for talented employees is intense, which can affect our employee costs and retention rates, (8) we have (and the ability to incur additional) significant leverage, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (9) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome or any other potential consequences thereof for us, (10) we are subject to purported class action lawsuits and derivative actions filed in light of the SEC inquiry and additional purported class action lawsuits relating to the terminated merger transaction with Cerberus affiliates, and there can be no assurance as to their outcome or any other potential consequences thereof for us and (11) we may incur additional significant costs and expenses (including indemnification obligations) in connection with the SEC inquiry, the purported class action lawsuits and derivative actions referenced above, the U.S. Attorney’s office inquiry, or other litigation, regulatory or investigatory matters related to the foregoing or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Non-GAAP Measures

Free cash flow and EBITDA are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization. The company believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and EBITDA provides an enhanced perspective of our operating performance. However, neither of these measures should be considered an alternative to net income or cash flows from operating activities under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow and EBITDA expectations to a GAAP financial measure is unavailable to the company without unreasonable effort.

Contact:

Hyde Park Financial Communications
Fred Bratman
(203) 618-7318
cell: (917) 847-4507
fbratman@hydeparkfin.com